GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                    NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table will help determine the number to give the payer.

-------------------------------------------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:    GIVE THE             FOR THIS TYPE OF ACCOUNT:       GIVE THE
                             SOCIAL SECURITY                                      EMPLOYER
                             NUMBER OF--                                          IDENTIFICATION
                                                                                  NUMBER OF--
-------------------------------------------------------------------------------------------------
1. An individual's account   The individual       8. Sole proprietorship account  The owner(4)
-------------------------------------------------------------------------------------------------
2. Two or more individuals   The actual owner of  9. A valid trust, estate or     Legal entity
   (joint account)           the account or, if      pension trust                (Do not furnish
                             combined funds, the                                  the identifying
                             first individual on                                  number of the
                             the account(1)                                       personal
                                                                                  representative
                                                                                  or trustee
                                                                                  unless the
                                                                                  legal entity
                                                                                  itself is not
                                                                                  designated in
                                                                                  the account
                                                                                  title.)(5)
-------------------------------------------------------------------------------------------------
3. Husband and wife          The actual owner of   10. Corporate account          The corporation
   (joint account)           the account or, if
                             joint funds, the
                             first individual on
                             the account(1)
-------------------------------------------------------------------------------------------------
4. Custodian account of a    The minor(2)          11. Religious, charitable,    The organization
   minor (Uniform Gift to                              or educational
   Minors Act)                                         organization account
-------------------------------------------------------------------------------------------------
5. Adult and minor (joint    The adult or, if the  12. Partnership account held   The partnership
   account)                  minor is the only         in the name of the
                             contributor, the          business
                             minor(1)
-------------------------------------------------------------------------------------------------
6. Account in the name of    The ward, minor, or   13. Association, club or       The organization
   guardian or committee     incompetent               other tax-exempt
   for a designated ward,    person(3)                 organization
   minor, or incompetent
   person
-------------------------------------------------------------------------------------------------
7. a. The usual revocable    The grantor-          14. A broker or registered      The broker or
      savings trust account  trustee(1)                nominee                     nominee
      (grantor is also
      trustee)
-------------------------------------------------------------------------------------------------
   b. So-called trust        The actual owner(1)   15. Account with the Department The public
      account that is not                              of Agriculture in the name  entity
      a legal or valid trust                           of a public entity (such
      under State law                                  as a State or local
                                                       government, school
                                                       district or prison) that
                                                       receives agricultural
                                                       program payments
-------------------------------------------------------------------------------------------------

(1)    List first and circle the name of the person whose number you furnish.
(2)    Circle the minor's name and furnish the minor's social security number.
(3)    Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)    Show the name of the owner.  If the owner does not have an employer identification number, furnish such person's social security number.
(5)    List first and circle the name of the legal trust, estate or pension trust.

NOTE:  If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
-------------------------------------------------------------------------------------------------

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                        NUMBER ON SUBSTITUTE FORM W-9
                                  PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on interest, dividends, and broker transactions payments include the following:

       * A corporation.

       * A financial institution.

       * An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).

       * The United States or any agency or instrumentality thereof.

       * A State, The District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

       * A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

       * An international organization or any agency or instrumentality thereof.

       * A registered dealer in securities or commodities registered in the U.S., or a possession of the U.S.

       * A real estate investment trust.

       * A common trust fund operated by a bank under section 584(a).

       * An entity registered at all times under the Investment Company Act of 1940.

       * A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

      * Payments to nonresident aliens subject to withholding under section
       1441.

      * Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

       * Payments of patronage dividends where the amount renewed is not paid in money.

       * Payments made by certain foreign organizations.

       * Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

       * Payments of interest on obligations issued by individuals.

          NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

       * Payments of tax-exempt interest (including exempt-interest dividends under section 852).

       * Payments described in section 6049(b)(5) to non-resident aliens.

       * Payments on tax-free covenant bonds under section 1451.

       * Payments made by certain foreign organizations.

       * Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE-Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION - Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.